Exhibit 3.2

BYLAWS

OF

IST CENTURY BANCSHARES, INC.,

a Delaware Corporation

Adopted on July 1, 2016

 i

 ii

BYLAWS

OF

1ST CENTURY BANCSHARES, INC.,

a Delaware Corporation

ARTICLE I

OFFICES

Section 1.     Registered Office. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The registered agent of the Corporation at such address is The Corporation Trust Company.

Section 2.     Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.     Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors or stated in the notice of the meeting or duly executed waivers thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication in accordance with the Delaware General Corporation Law.

Section 2.     Annual Meetings. If required by applicable law, an annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the board of directors and stated in the notice of the meeting.

Section 3.     Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list of stockholders shall also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3 or to vote in person or by proxy at any meeting of stockholders.

Section 4.     Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Delaware General Corporation Law or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.     Notice of Meetings. Notice of an annual meeting or special meeting stating the place, if any, date and hour of the meeting, or the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Except as otherwise provided herein or permitted by the Delaware General Corporation Law, notice to stockholders shall be in writing and shall be delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with the Delaware General Corporation Law.

Section 6.     Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.

Section 7.     Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If the adjournment is for less than thirty days and if after the adjournment a new record date is not fixed for the adjourned meeting, a notice of the adjourned meeting shall not be required to be given.

Section 8.     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not precede nor be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 9.     Required Voting; Proxies. When a quorum is present or represented by proxy at any meeting of stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at any meeting at which stockholders may vote for the election of directors. Except as provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 10.     Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairperson of the board of directors, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairperson designated by the board of directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting but, in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11.     Action Without Meeting. Unless otherwise provided in the certificate of incorporation, any action required by law or these bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for purposes of this Section 11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (b) the date on which such stockholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

Section 1.     General Authority. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the Corporation and do such lawful acts and things as are not by the Delaware General Corporation Law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders or other person or persons.

Section 2.     Number and Election. The number of directors which shall constitute the first board shall be the number elected by the Incorporator. The number of directors which shall constitute all subsequent boards shall be specified by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III and except that the first directors of the Corporation shall be elected by the Incorporator and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 3.     Vacancies and Newly Created Directorships. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Delaware General Corporation Law.

Section 4.     Regular Meetings. Regular meetings of the board of directors may be held at such places within or without the State of Delaware and at such times as the board of directors may from time to time determine. No notice of a regular meeting shall be required to be given to the board of directors.

Section 5.     Special Meetings. Special meetings of the board of directors may be held at any time or place within or without the State of Delaware. Special meetings may be called by the Chairman or the President, and shall be called by the President or the Secretary upon the request of any two or more members of the board of directors.

Section 6.     Notice of Special Meetings; Waivers. Notice of a special meeting shall be given at least forty-eight (48) hours before the meeting. Except as otherwise provided in these bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice of such meeting. Any notice given under this section shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission. A written waiver of notice signed by a director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.     Quorum; Required Vote; Adjourned Meetings. At all meetings of the board of directors or any committee thereof, a majority of directors or committee members then in office shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the board of directors or committee, as the case may be, except as may be otherwise specifically provided by the Delaware General Corporation Law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.     Action Without Meeting; Telephone Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or copies of the electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9.     Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in the resolution of the board of directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 10.     Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 11.     Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be similarly compensated for attending committee meetings.

Section 12.     Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board of Directors, the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.     Removal. Any director or the entire board of directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by the Delaware General Corporation Law or the certificate of incorporation.

ARTICLE IV

OFFICERS

Section 1.     Officers; Election; Resignation; Removal; Vacancies; Salaries. The board of directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairperson of the Board and a Vice Chairperson of the Board from among its members. The board of directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The board of directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the board of directors. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

Section 2.     Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. The board of directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

INDEMNIFICATION

Section 1.     Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation (a) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation (a) shall  indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (b) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as an a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.     Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer (or employee or agent, if applicable) is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (ii) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer (or employee or agent, if applicable) of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4.     Good Faith Defined. For purposes of any determination under Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article V, as the case may be.

Section 5.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer (or employee or agent, if applicable) may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer (or employee or agent, if applicable) is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer (or employee or agent, if applicable) seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer (or employee or agent, if applicable) seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6.     Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer (or employee or agent, if applicable) to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article V.

Section 7.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article V.

Section 9.     Certain Definitions. For purposes of this Article V, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

Section 10.     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer (or employee or agent, if applicable) and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11.     Limitation of Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article V), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the Corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.     General. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the board of directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 2.     Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate therefor, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 3.     Lost or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 4.     Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

ARTICLE VII

GENERAL PROVISIONS

Section 1.     Dividends. Subject to applicable law and the certificate of incorporation, dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock.

Section 2.     Execution of Documents. All deeds, mortgages, bonds, contracts, and other instruments may be executed on behalf and in the name of the Corporation by the President or by any other person or persons designated from time to time by the board of directors or the President, unless such power is restricted by board resolution.

Section 3.     Voting Securities of Other Corporations. The President or such other officers or agents of the Corporation as he shall designate shall have the authority to vote on behalf of the Corporation the securities of any other corporation, which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

Section 4.     Fiscal Year. The fiscal year of the Corporation shall be as determined by the board of directors.

Section 5.     Seal. The corporate seal, if any, shall be in such form as the board of directors shall determine.

ARTICLE VIII

AMENDMENTS

These bylaws may be altered or repealed by majority vote of the stock outstanding or by resolution adopted by a majority vote of the board of directors.

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